EXHIBIT 99.1

USA TRUCK APPOINTS ALEXANDER GREENE TO BOARD OF DIRECTORS

VAN BUREN, ARK. – May 30, 2014 – USA Truck, Inc. (NASDAQ: USAK), a leading North American transportation and logistics provider, today announced the appointment of Alexander D. Greene to its Board of Directors.  With the addition of Mr. Greene, the USA Truck Board expands to 10 members.

Mr. Greene brings over 30 years of corporate finance and private equity experience to the Board of USA Truck.  He was most recently a Managing Partner and head of U.S. Private Equity at Brookfield Asset Management, a global asset manager with over $175 billion of assets under management.  At Brookfield, he led a team that invested in companies where operational improvement and strategic guidance were primary drivers of value creation.

USA Truck Chairman Robert A. Peiser commented, “I have known and worked with Alex for many years, and we are delighted to have him join our Board.  We believe the financial, business and strategic acumen he has demonstrated throughout his distinguished career will be extremely valuable to USA Truck as we work to further improve the Company’s financial performance and create long-term shareholder value.”

Prior to joining Brookfield, Mr. Greene served as an investment banker to large- and mid-cap businesses, boards of directors and other constituencies, focusing on leveraged finance, merger and acquisition and recapitalization transactions.  His positions included serving as a Managing Director and co-head of Carlyle Strategic Partners and as a Managing Director of Wasserstein Perella & Co.  Mr. Greene is a director of CWC Energy Services, a provider of drilling and service rigs and other services to oil and gas producers in Canada.  He previously served on the Board of Longview Fibre Paper & Packaging, Inc.

Separately, pursuant to the Cooperation Agreement announced by USA Truck on May 23, 2014 with United Shareholders for the Benefit of USAK, as well as its constituent stakeholders, Baker Street Capital Management, LLC and Stone House Capital Management, LLC, Vadim Perelman, Managing Partner and CIO of Baker Street Capital, and Thomas Glaser were appointed to the Company’s Board of Directors.  Their appointments were effective on the same date as the appointment of Mr. Greene.

Safe Harbor Statement
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as identified by ‘believe’.  Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are inherently uncertain and subject to significant risks and uncertainties, some of which cannot be predicted or quantified, particularly those identified in the Risk Factor section of our most recent annual report Form 10-K as those risk factors may be updated from time to time. As a result of these and other factors, actual results may differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  The Company makes no commitment and disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States. We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas. Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

For more information, please contact:
Cliff Beckham, EVP & CFO
USA Truck
(479) 471-2672
Cliff.Beckham@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com